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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 24, 1998 (June 11, 1998)
                                                 -----------------------------

                        INTERUNION FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                               0-28638                      87-0520294
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(State or other jurisdiction of        (Commission File          (IRS Employer
incorporation or organization)          Number)            Identification No.)


249 Royal Palm Way, Suite 301 H, Palm Beach, Fl                          33480
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(Address of principal executive offices)                            (Zip Code)


(561) 820-0084                                                   (561)655-0146
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(Issuer's telephone number)                       (Issuer's telecopier number)

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              (Former name, former address and former fiscal year,
                         if changed since last report)


ITEM 9 - SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On June 11, 1998, InterUnion Financial Corporation (the "Company") sold 17,500 units to three unrelated individuals at a price of $8.00 per unit for net proceeds of $133,000 after costs. Each unit consisted of two shares of common stock of the Company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of common stock of the Company at $5.00 prior to May 31, 2000.

No underwriter was involved in the above mentioned sales.

                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        InterUnion Financial Corporation
                                    ------------------------------------------
                                                    (Registrant)

Date: June 24, 1998                    /s/ Georges Benarroch
                                    ------------------------------------------
                                        Georges Benarroch, President